Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Form 10-Q of China Solar & Clean Energy Solutions, Inc. for the quarterly period ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, in his capacity as an officer of the company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

/s/ Deli Du
Deli Du Chief Executive Officer and President
(principal executive officer)
Date: November 14, 2008

/s/ Yihai Yang
Yihai Yang
Acting Chief Financial Officer
(principal financial officer and accounting officer)
Date: November 14, 2008